UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 12, 2005



                           DRAGON PHARMACEUTICAL INC.
             (Exact name of registrant as specified in its charter)


           Florida                          0-27937              65-0142474
           -------                          -------              ----------
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
         Incorporation)                                      Identification No.)

            1055 Hastings Street, Suite 1900
              Vancouver, British Columbia                      V6E 2E9
              ----------------------------                     -------
        (Address of Principal Executive Offices)               (Zip Code)


                                 (604) 669-8817
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[]   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

     Dragon Pharmaceutical Inc. is filing the financial statements of Oriental Wave Holding Limited for the year ended December 31, 2004, and pro-forma financial statements related thereto, in connection with the completion of the acquisition of Oriental Wave Holding Limited on January 12, 2005.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

     a. Financial Statements for the year ended December 31, 2004 for Oriental Wave Holding Limited and Subsidiary.

     b. Pro-forma financial information for Dragon Pharmaceutical Inc. and Oriental Wave Holding Limited.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DRAGON PHARMACEUTICAL INC.,
                                           a Florida Corporation



Dated:  September 27, 2005                 /s/ Maggie Deng
                                           -------------------------------------
                                           Maggie Deng
                                           Chief Operating Officer

                          ORIENTAL WAVE HOLDING LIMITED
                                 AND SUBSIDIARY
                       CONSOLIDATED FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 2004 (RESTATED) AND 2003



                                    CONTENTS


PAGE      1    REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTI

PAGE      2    CONSOLIDATED  BALANCE  SHEETS AS OF DECEMBER 31, 2004  (RESTATED)
               AND 2003

PAGE      3    CONSOLIDATED  STATEMENTS OF OPERATIONS AND  COMPREHENSIVE  INCOME
               FOR THE YEARS ENDED DECEMBER 31, 2004 (RESTATED) AND 2003

PAGE      4    CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY FOR THE YEARS
               ENDED DECEMBER 31, 2004 (RESTATED) AND 2003

PAGE      5    CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS  FOR  THE  YEARS  ENDED
               DECEMBER 31, 2004 (RESTATED) AND 2003

PAGES  6 - 19  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors of:
  Oriental Wave Holding Limited and Subsidiary

We have audited the accompanying consolidated balance sheets of Oriental Wave Holding Limited and subsidiary as of December 31, 2004 and 2003, and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Oriental Wave Holding Limited and subsidiary as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company restated its consolidated financial statements for the year ended December 31, 2004.


WEBB & COMPANY, P.A.

Boynton Beach, Florida
March 14, 2005, except for Note 2, to
which the date is September 16, 2005

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2004 AND 2003



                                                                     ASSETS                       RESTATED
                                                                     ------
                                                                                                  (NOTE 2)
                                                                               Note                 2004                    2003
                                                                             ----------       ------------------     ---------------
CURRENT ASSETS
  Cash and cash equivalents                                                                $           910,425     $        515,791
  Accounts receivable, net of allowances                                         3                   6,675,298            4,267,353
  Inventories, net                                                               4                  16,623,906            7,488,085
  Value added tax receivable                                                                            162,443                   -
  Prepaid expenses                                                                                     911,228              119,070
                                                                                              ------------------      --------------
      Total Current Assets                                                                          25,283,300           12,390,299
                                                                                              ------------------      --------------

 PROPERTY AND EQUIPMENT, NET                                                     5                  62,396,316           37,996,606

 OTHER ASSETS
  Intangible assets, net                                                         7                     432,769              493,155
  Other receivables                                                                                  2,213,842              890,659
  Deposits                                                                                                -               1,355,793
  Investments -cost                                                                                     12,077                    -
                                                                                              ------------------      --------------
      Total Other Assets                                                                             2,658,688            2,739,607
                                                                                              ------------------      --------------
TOTAL ASSETS                                                                               $        90,338,304     $     53,126,512
------------                                                                                  ==================      ==============


                       LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
  Accounts payable                                                                         $         3,047,485     $      7,658,652
  Accrued retirement benefits                                                    8                     114,432              565,618
  Other payables and accrued liabilities                                         9                  17,705,163           13,295,691
  Notes payable - short-term                                                    10                  12,884,057              806,763
  Due to related companies                                                      12                   4,660,984            5,509,135
                                                                                              ------------------      --------------
      Total Current Liabilities                                                                     38,412,121           27,835,859
                                                                                              ------------------      --------------
LONG-TERM LIABILITIES
  Long term accounts payable                                                    11                  21,873,147                    -
  Long term retirement benefits                                                  8                     870,321            1,837,182
  Notes payable - long-term                                                     10                   6,316,426            8,454,106
  Due to related companies                                                      12                   1,328,502                    -
                                                                                              ------------------      --------------
      Total Long-Term Liabilities                                                                   30,388,396           10,291,288
                                                                                              ------------------      --------------
TOTAL LIABILITIES                                                                                   68,800,517           38,127,147
                                                                                              ------------------      --------------

COMMITMENTS AND CONTINGENCIES                                                                             -                      -

STOCKHOLDERS' EQUITY
  $1.00 par value, 50,000 shares authorized, 50,000 shares issued
   and outstanding                                                                                      50,000               50,000
  Additional paid-in capital                                                                        13,977,504            7,835,865
  Retained earnings
    Unappropriated                                                                                        -               6,054,864
    Appropriated                                                                                     7,562,432            1,286,784
  Due from stockholder                                                                                 (52,149)            (228,148)
                                                                                              ------------------      --------------
       Total Stockholders' Equity                                                                   21,537,787           14,999,365
                                                                                              ------------------      --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                 $        90,338,304     $     53,126,512
------------------------------------------                                                    ==================      ==============

The accompanying notes are an integral part of these consolidated financial statements.

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                          RESTATED (NOTE 2)
                                                                         Note                     2004                        2003
                                                                       ----------       -------------------      -------------------

NET SALES                                                                 13         $           29,023,130    $         26,086,092

COST OF SALES                                                                                    16,140,305              14,053,421
                                                                                        --------------------      ------------------
GROSS PROFIT                                                                                     12,882,825              12,032,671
                                                                                        --------------------      ------------------
PERATING EXPENSES
  Selling expense                                                                                 3,666,839               2,674,884
  General and administrative expenses                                                             1,911,308               1,481,489
  Depreciation                                                                                      198,154                 283,617
  Amortization of land use rights                                                                    80,295                  20,306
                                                                                        --------------------      ------------------
          Total Operating Expenses                                                                 5,856,596              4,460,296
                                                                                        --------------------      ------------------

INCOME FROM OPERATIONS                                                                            7,026,229               7,572,375

OTHER INCOME (EXPENSE)
  Interest expense                                                                                (216,634)                 (32,404)
  Other income                                                                                       61,881                  63,675
  Other expense                                                                                    (57,230)                 (19,694)
                                                                                        --------------------      ------------------
         Total Other Income (expense)                                                             (211,983)                  11,577
                                                                                        --------------------      ------------------
INCOME FROM OPERATIONS BEFORE TAXES                                                               6,814,246               7,583,952

INCOME TAX EXPENSE                                                       1(M)                       451,823                    -
                                                                                        --------------------      ------------------
NET INCOME                                                                                        6,362,423               7,583,952

OTHER COMPREHENSIVE INCOME
  Foreign currency translation loss                                                                       -                    -
                                                                                        --------------------      ------------------
COMPREHENSIVE INCOME                                                                 $            6,362,423    $          7,583,952
                                                                                        ====================      ==================
Net income per share - basic and diluted                                             $               127.25    $             151.68
                                                                                        ====================      ==================
Weighted average number of shares outstanding during the period -
  basic and diluted                                                                                  50,000                  50,000
                                                                                        ====================      ==================

The accompanying notes are an integral part of these consolidated financial statements.

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003




                                                                        RESTATED       RESTATED
                                                                         NOTE 2)       (NOTE 2)
                                                         Additional  Unappropriated  Appropriated                       RESTATED
                                         Common Stock      Paid-In      Retained       Retained       Due From          (NOTE 2)
                                      Shares     Amount    Capital      Earnings       Earnings      Stockholder        Total
                                     -------   ---------  ----------  ----------   -------------  --------------    ---------------
Balance, December 31, 2002            50,000   $ 50,000   $1,157,730   $(242,324)   $         -    $(1,033,418)     $   (68,012)
Capital contribution from
stockholders                               -          -    6,678,135            -             -              -        6,678,135

Notes receivable - stockholders            -          -            -            -             -        805,270          805,270

Net income for the year ended
 December 31, 2003                         -          -            -    7,583,972             -              -        7,583,972

Transfer to retained earnings for
 appropriated statutory and
 staff welfare reserves                    -           -            -  (1,286,784)    1,286,784              -                -
                                      -------   --------   ----------  -----------  -----------    -----------    -------------
Balance, December 31, 2003             50,000     50,000    7,835,865    6,054,864    1,286,784      (228,148)       14,999,365

Registered capital appropriation            -          -    6,141,639   (6,141,639)           -              -                -

Notes receivable - stockholders             -          -            -            -            -        175,999          175,999

Net income for the year ended
 December 31, 2004                          -          -            -    6,362,423            -              -        6,362,423

Transfer to retained earnings for
 appropriated statutory and staff
 welfare reserves                           -          -            -   (6,275,648)   6,275,648              -                -
                                       -------   --------  -----------  -----------  ----------   ------------    --------------
BALANCE, DECEMBER 31, 2004              50,000   $ 50,000  $13,977,504  $        -   $7,562,432   $   (52,149)    $   21,537,787
--------------------------             =======   ========  ===========  ===========  ==========   ============    ==============


The accompanying notes are an integral part of these consolidated financial statements.

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                     RESTATED
                                                                                                     (NOTE 2)
                                                                                                       2004                2003
                                                                                                -----------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                                      $       6,362,423    $    7,583,952
   Adjustments to reconcile net income to cash provided by operating activities:
    Depreciation and amortization                                                                       2,673,367           540,046
    Allowance for doubtful accounts                                                                       124,574                 -
    Provision for excess and obsolete inventories                                                         613,378           213,244
   Changes in operating assets and liabilities:
    (Increase) decrease in:
     Accounts receivable                                                                               (2,532,519)       (1,938,499)
     Inventories                                                                                       (9,749,199)       (2,815,076)
     Value added tax receivable                                                                          (162,443)                -
     Prepaid expenses                                                                                    (792,158)           61,942
     Other assets                                                                                      (1,323,183)         (147,520)
     Deposits                                                                                           1,355,793        (1,355,793)
    Increase (decrease) in:
     Accounts payable                                                                                  (4,611,167)        1,773,132
     Other payables and accrued liabilities                                                            25,999,810        12,739,601
     Due to related companies                                                                             480,351          (873,205)
                                                                                                -------------------    -------------
         Net Cash Provided By Operating Activities                                                     18,439,027        15,781,844
                                                                                                -------------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                                  (28,147,929)      (32,709,127)
  Purchase of investments                                                                                 (12,077)                -
                                                                                                -------------------    -------------
          Net Cash Used In Investing Activities                                                       (28,160,006)      (32,709,127)
                                                                                                -------------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                                                        -         6,678,135
  Proceeds from notes payable                                                                           9,939,614         9,260,869
  Due from stockholder                                                                                    175,999           805,270
                                                                                                -------------------    -------------
         Net Cash Provided By Financing Activities                                                     10,115,613        16,744,274
                                                                                                -------------------    -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                     394,634           (183,009)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                           515,791            698,800
                                                                                                -------------------    -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                        $        910,425       $    515,791
                                                                                                ===================    =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for interest expense                                                  $        216,634       $     31,252
                                                                                                ===================    =============

Cash paid during the year for income taxes                                                      $        285,328       $          -
                                                                                                ===================    =============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2004, the Company's subsidiary appropriated $6,141,639 from retained earnings to registered capital and reduced the Land Use Rights by $1,135,238 to reflect the extinguishment of Accrued Retirement Benefits (Note 6).


The accompanying notes are an integral part of these consolidated financial statements.


                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

     (A) Organization and Basis of Presentation

     Oriental Wave Holding Limited ("Oriental Wave") was incorporated in the British Virgin Islands on January 7, 2003. Shanxi Weiqida Pharmaceutical Company Limited ("Shanxi Weiqida"), a People's Republic of China limited liability company was incorporated on January 22, 2002. Shanxi Weiqida is principally engaged in research and development, manufacturing, and selling of pharmaceutical products in the People's Republic of China ("PRC").

     During 2003, Shanxi Weiqida's shareholders exchanged 100% of their ownership of Shanxi Weiqida for 50,000 shares of Oriental Wave under a reorganization plan. The transfer has been accounted for as a reorganization of entities under common control as the companies were beneficially owned by identical shareholders and share common management. The financial statements have been prepared as if the reorganization had occurred retroactively. Oriental Wave and Shanxi Weiqida are hereafter referred to as (the "Company").

     The accompanying 2004 and 2003 consolidated financial statements include the accounts of Oriental Wave and its 100% owned subsidiary Shanxi Weiqida. All significant intercompany balances and transactions have been eliminated in consolidation.

     (B) Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

     (C) Cash Equivalents

     For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

     (D) Accounts Receivable

     The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on management's assessment of the credit history with the customer and current relationships with them.

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


     (E) Investments

     During the twelve months ended December 31, 2004, the Company made a strategic investment in a private company of $12,077. The investment represents less than 1% of the total equity outstanding of the private company outstanding as of December 31, 2004. The private company investment is carried at cost and written down to fair market value when indications exist that this investment has other than temporarily declined in value. As of December 31, 2004, no impairment in the value of the investment has been recorded.

     (F) Inventories

     Inventories are stated at the lower of cost or market value, cost being determined on a first-in, first-out method. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand and product expiration dates.

     (G) Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

     Depreciation is provided on a straight-line basis, less estimated residual value over the assets estimated useful lives. The estimated useful lives are as follows:

               Buildings                                 50 Years
               Plant and machinery                       10 Years
               Motor vehicles                            8 Years
               Furniture, fixtures and equipment         5 Years

     Land use rights are stated at cost, less accumulated amortization, and are further reduced by the amount of the Accrued Retirement Benefit obligation extinguished through the Company's rehiring of employees (Note6). The land use rights are amortized over the term of the relevant rights of 50 years from date of acquisition.

     (H) Fair Value of Financial Instruments

     Depreciable assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based on projected undiscounted cash flows associated with the assets. A loss is recognized for the difference between the fair value and the carrying amount of the assets. Fair value is determined based upon market quote, if available, or is based on valuation techniques.

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

     The carrying amount of the Company's cash, receivables and payables and short-term bank loan approximates their fair value due to the short maturity of those instruments.

     (I) Intangible Assets

     Under the Statement of Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", all goodwill and certain intangible assets determined to have indefinite lives will not be amortized but will be tested for impairment at least annually. Intangible assets other than goodwill will be amortized over their useful lives of 10 years and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets".

     (J) Revenue Recognition

     The Company recognizes revenue from the sale of pharmaceutical products at the time when title to the products transfers, the amount is fixed and determinable, evidence of an agreement exists, and the customer bears the risk of loss, net of estimated provisions for returns, rebates and sales allowances.

     (K) Advertising Costs

     Advertising costs are expensed as incurred. Advertising expense totaled $63,692 and $26,145 for the years ended December 31, 2004 and 2003, respectively.

     (L) Research and Development

     Research and development costs related to both present and future products are expensed as incurred. Total expenditures on research and development charged to selling, general and administrative expenses for the years ended December 31, 2004 and 2003 were $193,188 and $19,555, respectively.

     (M) Income Taxes

     The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

     is organized in the British Virgin Islands and the People's Republic of China and no tax benefit is expected from the tax credits in the future. The Company located its factories in a special economic region in China. This economic region allows foreign enterprises a two-year income tax exemption from central government tax beginning in the first year after they become profitable and a 50% income tax reduction for the following three years. The Company was approved as a wholly owned foreign enterprise in October 2002. Pursuant to a new regulation, "No. 142 enacted during 2004 by the Shanxi Province National Taxation Administration", foreign investment enterprises established after January 31, 2002 will not be exempted from the Provincial income tax, which is 3% of the taxable income (derived under Chinese GAAP). The Company will continue to be exempt from central government tax as a foreign enterprise. The Company was established as a wholly foreign owned enterprise on September 30, 2002. The income tax expense for the years ended December 31, 2004 and 2003 was $451,823 and $0, respectively.

     (N) Foreign Currency Translation

     The functional currency of the Company is the Chinese Renminbi ("RMB"). Transactions denominated in currencies other than RMB are translated into United States dollars using period end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholder's equity as other comprehensive gain (loss).

     (O) Comprehensive Income

     The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to United States Dollar is reported as other comprehensive income in the statements of operations and stockholders' equity.

     (P) Segments

     The Company operates in two reportable segments, Chemical Division and Pharma Division.

     (Q) Reclassifications

     Certain 2003 balances have been reclassified to conform with the 2004 presentation.

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

     (R) Recent Accounting Pronouncements

     Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4 SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67," SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29," and SFAS No. 123 (revised 2004), "Share-Based Payment," were recently issued. SFAS No. 151, 152, 153 and 123 (revised
     2004) have no current applicability to the Company and have no effect on the financial statements.

NOTE 2 RESTATEMENT

     The Company had originally determined under SFAS 141 that it had identified and measured the fair value of the assets acquired and the liabilities assumed in the acquisition of the Land Use Rights. During September 2005, the Company has determined that $1,135,238 of the extinguishment of Accrued Retirement Benefit should have been accounted for as a reduction of the Land Use Rights acquired rather than as a gain as previously recorded. As a result of the change in asset value, the Company has reduced depreciation expense by $11,352. The Company has restated the financial statements to account for this non-cash adjustment in accordance with SFAS 141 and changed its policy to record the extinguishment of Accrued Retirement Benefits as a reduction of the carrying value of the Land Use Rights.

     This reduction in Land Use Rights will also result in a reduction of the depreciation expense in subsequent periods. The restatement did not have an effect on the cash flow or liabilities of the Company. The changes to the financial statements are as follows:



                                                                      As of December 31, 2004
                                            ------------------------------------------------------------------
                                                          Previously
                                                          Reported           Adjustment           Restated
                                            ---------------------------- -------------------- ----------------

          Current assets                                   25,283,300                              25,283,300
          Property and equipment                           63,520,202         (1,123,886)          62,396,316
          Other assets                                      2,658,688                               2,658,688
                                            --------------------------                         ---------------
          Total assets                                     91,462,190                              90,338,304
                                            ==========================                         ===============
          Liabilities                                      68,800,517                              68,800,517
                                            --------------------------                         ---------------
          Share capital                                    14,027,504                              14,027,504
          Retained earnings                                 8,686,318         (1,123,886)           7,562,432
          Due from shareholder                               (52,149)                                (52,149)
                                            --------------------------                         ---------------
          Total equity                                     22,661,673                              21,537,787
                                            --------------------------                         ---------------
          Total liabilities and equity                     91,462,190                              90,338,304
                                            ==========================                         ===============

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                  Year ended December 31, 2004
                                            -----------------------------------------------------------------
                                                        Previously
                                                         Reported          Adjustment            Restated
                                            -------------------------- ------------------ -------------------

        Net Sales                                        $29,023,130                             $29,023,130
        Cost of sales                                     16,140,305                              16,140,305
                                            --------------------------                         ---------------
        Gross profit                                      12,882,825                              12,882,825
        Operating expenses                                 5,867,948            (11,352)           5,856,596
                                            --------------------------                         ---------------
        Income from operations                             7,014,877                               7,026,229
        Other income (expenses)                              923,255         (1,135,238)           (211,983)
                                            --------------------------                         ---------------
        Income before taxes                                7,938,132                               6,814,246
        Income tax expense                                   451,823                                 451,823
                                            --------------------------                         ---------------
        Net income                                       $ 7,486,309                              $6,362,423
                                            =========================                          ===============

        Net income per share                               $  149.73                               $  127.25
                                            =========================                          ===============


                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 3 ACCOUNTS RECEIVABLE

     Accounts receivable at December 31, 2004 and 2003 consisted of the following:

                                                   2004                2003
                                             ----------------   ----------------
     Trade and other receivables             $    6,799,872     $     4,267,353
     Less: allowance for doubtful accounts          124,574                   -
                                             ----------------   ----------------
     Accounts receivable, net                $    6,675,298     $     4,267,353
                                             ================   ================

     For the years ended December 31, 2004 and 2003, the Company recorded an allowance for doubtful accounts of $124,574 and nil, respectively.

NOTE 4 INVENTORIES

     Inventories at December 31, 2004 and 2003 consisted of the following:

                                                  2004                   2003
                                             ----------------    ---------------
     Raw materials                           $    4,287,604      $    2,729,091
     Work-in-progress                            10,994,088           1,423,182
     Finished goods                               2,302,073           3,682,293
                                             ----------------    ---------------
                                                 17,583,765           7,834,566
     Less: provision for obsolescence and
        impairment                                  959,859              46,481
                                             ----------------    ---------------
                                             $   16,623,906      $    7,488,085
                                             ================    ===============

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

     For the years ended December 31, 2004 and 2003, the Company recorded a provision for obsolete inventories of $613,378 and $346,481, respectively.

NOTE 5 PROPERTY AND EQUIPMENT

     The following is a summary of property and equipment at December 31, 2004 and 2003:

                                             RESTATED
                                             (NOTE 2)
                                               2004                  2003
                                        ------------------     -----------------
       Plant and machinery              $     41,154,014       $     22,997,197
       Land and Buildings                     18,552,438              5,161,270
       Motor vehicles                            611,261                355,616
       Furniture and office equipment          2,499,188                729,165
       Construction in progress                2,691,179              9,252,141
                                        ------------------     -----------------
                                              65,508,080             38,495,389
       Less: accumulated depreciation          3,111,764                498,783
                                        ------------------     -----------------
       Property and equipment, net      $     62,396,316       $     37,996,606
                                        ==================     =================

     Depreciation expense for the years ended December 31, 2004 and 2003 was $2,612,981 and $479,659 respectively.

NOTE 6 ACQUISITIONS

     During July 2003, the Company acquired land use rights and buildings from a government liquidator in exchange for assuming certain future employment, healthcare and land acquisition costs of the factory and its former employees. The agreement requires the Company to pay certain minimum wages and health care costs until the date of their employment, retirement or death, whichever occurs first. The total amount of the liabilities assumed on the closing date was $8,897,685. The Company has calculated the related asset value by computing the net present value of the future expected payments to the remaining employees assuming an interest rate of 3% and has recorded the land at a net present value of $3,332,907 (See Notes 8 and 14). As of December 31, 2004, the Company had employed 651 former employees and 207 former employees have retired. Subsequent to the acquisition the Company rehired a number of the former employees, reducing the expected future payments required. The Company has accounted for the reduction of the obligation by reducing the amount of Land Use Rights recorded.

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


     The cost of Land Use Rights is as follows:

                                                       RESTATED
                                                       (NOTE 2)
                                                        2004            2003
                                                    ------------  --------------
     Original cost recorded                         $  3,332,907   $  3,332,907
     Less: reduction of  accrued retirement benefit    1,135,238              -
                                                    ------------- --------------
     Cost of Land Use Rights                        $  2,197,669   $  3,332,907
                                                    ============= ==============

     The Company intends to reduce the Land Use Rights should the future payments be further reduced due to additional former employees being rehired.

NOTE 7 INTANGIBLE ASSETS

     During May 2002, the Company acquired licenses from a company related to a director.

     Intangible assets consist of the following as of December 31, 2004 and 2003:

                                                        2004            2003
                                                    ------------   -------------
     Licenses                                       $   603,865     $  603,865
     Less: accumulated amortization                     171,096        110,710
                                                    ------------   -------------
                                                    $   432,769     $  493,155
                                                    ============   =============

     Amortization expense for the years ended December 31, 2004 and 2003 was $60,386, and $60,387, respectively.

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 8 ACCRUED RETIREMENT BENEFITS

     During July 2003, the Company acquired land use rights and buildings from a government liquidator. The present value of accrued expected land costs is recorded at December 31, 2004 and 2003 as follows:

                                                                           2004                   2003
                                                                     -----------------      ------------------
     Total liabilities assumed at closing date                       $   8,897,685          $    8,897,685
     Less:  net present value of  liabilities  not expected
       to be paid                                                        5,564,778               5,564,778
                                                                     -----------------      ------------------
     Present value of expected liabilities                               3,332,907               3,332,907
     Less: amounts paid and liabilities not expected
       to be paid                                                        2,348,154                 930,107
                                                                     -----------------      ------------------
                                                                           984,753               2,402,800
     Less: current portion                                                 114,432                 565,618
                                                                     -----------------      ------------------
                                                                     $     870,321          $    1,837,182
                                                                     =================      ==================

     Under the terms of the contract with the liquidator, the Company will remain contingently liable for these liabilities until the date of retirement or re-employment for each employee (See Notes 6 and 14).

NOTE 9 OTHER PAYABLES AND ACCRUED LIABILITIES

     Other payables and accrued liabilities at December 31, 2004 and 2003 consist of the following:

                                               2004               2003
                                      -----------------    ------------------
     Machinery and equipment payable    $   7,050,243      $    8,510,372
     Accrued expenses                       6,360,198           2,905,155
     Value added tax payables                       -             187,083
     Income taxes payable                     166,495                   -
     Other taxes payable                      121,054               1,429
     Deposits received from customers       4,007,173           1,691,652
                                      -----------------    ------------------
                                        $  17,705,163      $   13,295,691
                                      =================    ==================

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 10  NOTES PAYABLE

     Balance at December 31, 2004 and 2003:

                                                                                 2004                    2003
                                                                          -----------------      -----------------
     Note  payable  to a  bank,  interest  rate of  6.372%  per           $      420,290         $       420,290
        annum, guaranteed by a third party, due June 2005

     Note  payable  to a  bank,  interest  rate of  6.372%  per
        annum, guaranteed by a third party, due June 2005                        386,473                 386,473

     Note  payable  to a  bank,  interest  rate of  6.138%  per
        annum, guaranteed by a third party, due June 2005                      3,623,188                       -

     Note payable to a bank, interest rate of 6.039% per annum, secured by leasehold land and fixed assets, due
        April 2005                                                             8,454,106               8,454,106

     Note payable to a bank,  interest rate of 5.76% per annum,
        guaranteed by a third party, due November 2006                         6,316,426                       -
                                                                         -----------------       ------------------
                                                                              19,200,483               9,260,869
        Less current maturities                                               12,884,057                 806,763
                                                                         -----------------       ------------------
                                                                         $     6,316,426         $     8,454,106
                                                                         =================       ==================
     Maturities are as follows:

                                For the Year Ending December 31,
                                              2005                                               $      12,884,057
                                              2006                                                       6,316,426
                                                                                                 -------------------
                                                                                                 $      19,200,483
                                                                                                 ===================

NOTE 11 LONG TERM ACCOUNTS PAYABLE

     Long term accounts payable balance at December 31, 2004 is the final payment of construction contracts which had been finished through December 31, 2004. According to the contract terms, the final payments on the contracts will be settled as follows:

                  Settlement Arrangement

     Accounts payable due 2006                         $  21,873,147
                                                       =============

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 12 DUE TO RELATED PARTIES

     Accounts payable - related party balances at December 31, 2004 and 2003:

                                                                               2004                     2003
                                                                         -----------------       -------------------
     Due to a company owned by a stockholder and director due
        March 2006                                                       $    1,328,502          $              -
     Due to a company owned by a stockholder and director                         -                     5,239,360
     Due to a company owned by a stockholder and director                     4,660,984                   269,775
                                                                         -----------------       -------------------
                                                                              5,989,486                 5,509,135
       Less: current maturities                                               4,660,984                 5,509,135
                                                                         -----------------       -------------------
                                                                         $    1,328,502          $              -
                                                                         =================       ===================

NOTE 13 SEGMENTS

     The Company operates in two reportable segments, Pharma Division and Chemical Division. The accounting policies of the segments are the same as described in the summary of significant accounting policies. The Company evaluates segment performance based on income from operations. All intercompany transactions between segments have been eliminated. As a result, the components of operating income for one segment may not be comparable to another segment. The following is a summary of the Company's segment information for the years ended December 31, 2004 and 2003.

                                                          Chemical                Pharma
                                                          Division               Division               Total
                                                     -------------------     -----------------     -----------------
       2004
       Sales                                      $          4,248,906             24,774,224           29,023,130
       Gross profit                                            216,380             12,666,445           12,882,825
       Total assets (RESTATED-NOTE 2)                       66,726,390            23,611,914            90,338,304
       Additions to long-lived assets                       27,295,156               852,773            28,147,929
       Intangible assets                                          -                  432,769               432,769
       Depreciation and                                      2,033,933               639,434              2,673,367
        amortization(RESTATED-NOTE 2)

                                       16

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


       2003
       Sales                                      $               -       $       26,086,092            26,086,092
       Gross profit                                               -               12,032,671            12,032,671
       Total assets                                         29,553,673            23,572,839            53,126,512
       Additions to long-lived assets                       29,553,673             3,155,454            32,709,127
       Intangible assets                                          -                  493,155               493,155
       Depreciation and amortization                              -                  540,046               540,046


NOTE 14   COMMITMENTS AND CONTINGENCIES

     (A) Employee Benefits

     The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees' salaries. The total provision for such employee benefits was $642,856 and $294,136 for the years ended December 31, 2004 and 2003, respectively. The Company is required to make contributions to the plans out of the amounts accrued for medical and pension benefits. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

     (B) Loan Guarantee

     The Company has issued a guarantee to a bank as security for a loan to a third party vendor. The total loan guarantee as of December 31, 2004 was $2,596,618.

     The Company has also issued a guarantee to a bank as security for a loan to a third party vendor. The total loan guarantee as of December 31, 2004 was $6,036,647. The vendor pledged its assets totaling $8,484,101 to the Company for this guarantee.

     (C) Capital Commitments

     According to the Articles of Association of Shanxi Weiqida, Oriental Wave has to fulfill registered capital of $19,205,116 (RMB 159,018,360) within five years from December 16, 2003. As of December 31, 2004, the Company has fulfilled $13,977,504 (RMB 115,733,733) of registered capital requirement and has registered capital commitments of $5,227,612 (See Notes 15(A) and 18 (A) & (B)).

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

     (D)  Contingent Employment Benefits

     During July 2003, the Company acquired land and buildings from a government liquidator in exchange for assuming certain future employment, healthcare and land acquisition costs of the factory and its former employees. Under the terms of the contract with the liquidator, the Company will remain contingently liable for these liabilities until the date of retirement, re-employment or death for each employee. As of December 31, 2004, the Company has rehired 651 former employees and 207 employees have retired. If the Company is unable to provide continued employment to these individuals, it will be liable to pay each former employee approximately $49 per month until his or her date of retirement or death, whichever comes first (See Notes 6 & 8).

NOTE 15  STOCKHOLDERS' EQUITY

     (A) Capital Contribution

     On January 5, 2004, Shanxi Weiqida declared a one-time dividend of $6,141,639 to be used to satisfy its registered capital requirement (See
     Note 14(C)).

     (B) Appropriated Retained Earnings

     Shanxi Weiqida is required to make appropriations to reserves funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People's Republic of China (the "PRC GAAP"). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities' registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined in accordance with the PRC GAAP. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

     The Company appropriated $6,275,648 to the reserves funds based on its net income under PRC GAAP.

NOTE 16   RELATED PARTY TRANSACTIONS

     See Notes 7 and 12.

                  ORIENTAL WAVE HOLDING LIMITED AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 17   CONCENTRATIONS AND RISKS

     During the years ended December 31, 2004 and 2003, 95% and 100%, respectively, of the Company's revenues were derived from companies located in China and 100% its assets are located in China.

NOTE 18   SUBSEQUENT EVENTS

     (A) Acquisition

     On June 11, 2004, the Company entered into a share purchase agreement with a pharmaceutical company. The transaction will result in the shareholders of the Company owning the majority of the issued and outstanding shares of the new combined entity. The transaction will be accounted for as a purchase by the Company. On January 12, 2005, the Company completed the acquisition with Dragon Pharmaceutical, Inc. The Company's stockholders received 44,502,004 shares or 68.35 % of the outstanding shares of common stock.

     Concurrent with the acquisition agreement, the principal stockholder of the Company agreed to convert approximately $2,415,500 of loans payable to a related entity into equity of the Company.

     (B) Contribution of Capital

     On January 31, 2005 Oriental Wave paid Shanxi Weiqida $479,988 towards its registered capital requirement under Chinese law.

                         PRO-FORMA FINANCIAL INFORMATION

                    DRAGON PHARMACEUTICAL INC. & SUBSIDIARIES
                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                             As of December 31, 2004
                            (Expressed in US Dollars)

                                                    ORIENTAL                                  PRO-FORMA               PRO-FORMA
                                                      WAVE              DRAGON               ADJUSTMENT             CONSOLIDATED
                                                -----------------    --------------       ------------------    --------------------
                  ASSETS
Current
    Cash and short term securities                    $  910,425        $2,161,781                                   $  3,072,206
    Accounts and other receivable                      6,837,741         1,382,019                                      8,219,760
    Inventories                                       16,623,906           585,565                                     17,209,471
Due from director                                                              100                                            100

    Prepaid and deposits                                 911,228           401,727   (a)          (301,306)             1,011,649
                                                -----------------    --------------                             --------------------
          Total Current Assets                        25,283,300         4,531,192                                     29,513,186
                                                -----------------    --------------                             --------------------
Fixed Assets                                          62,396,316           873,036                                     63,269,352

Other Tangible Assets                                  2,225,919                                                        2,225,919

Other Assets

    Patent rights and Hep B Vaccine                                                                                            -
    Intangible and other assets, net                     432,769         2,372,207                                     2,804,976
                                                -----------------    --------------                             --------------------
          Total Other Assets                             432,769         2,372,207                                     2,804,976
                                                -----------------    --------------                             --------------------
Total Assets                                         $90,338,304        $7,776,435                                   $97,813,433
                                                =================    ==============                             ====================

LIABILITIES AND STOCKHOLDERS' EQUITY (DIFFICIENCY)
Current Liabilities
   Accounts payables and accrued liabilities        $ 20,867,080       $ 1,548,144                                   $22,415,224
   Notes payable - short-term                         12,884,058                                                      12,884,058
   Due to related companies                            4,660,984                     (b)        (2,420,000)            2,240,984
                                                -----------------    --------------                             --------------------
          Total Current Liabilities                   38,412,122         1,548,144                                    37,540,266
                                                -----------------    --------------                             --------------------
Long-term Liabilities
    Long-term account payable                         22,743,468                                                      22,743,468
    Notes payable - long-term                          6,316,425                                                       6,316,425
    Due to related companies                           1,328,502                                                       1,328,502
                                                -----------------    --------------                             --------------------
          Total Liabilities                           68,800,517         1,548,144                                    67,928,661
                                                -----------------    --------------                             --------------------
Minority Interest
                                                -----------------    --------------                             --------------------
Stockholders' Equity (Deficiency)
    Share Capital                                         50,000            18,376   (a)            (5,498)               62,878
    Additional paid in capital                        13,977,504        24,176,970   (a)       (18,262,863)           22,311,611
                                                                                     (b)          2,420,000
    Due from a stockholder                              (52,149)                                                         (52,149)
    Accumulated other comprehensive (loss)                               (34,807)    (a)             34,807                    -
    Retained earnings (deficit)                        7,562,432      (17,932,248)   (a)         17,932,248            7,562,432
                                                -----------------    --------------                             --------------------
          Total stockholders' equity                  21,537,787         6,228,291                                    29,884,772
                                                -----------------    --------------                             --------------------
Total liabilities and equity                         $90,338,304        $7,776,435                                   $97,813,433
                                                =================    ==============                             ====================


                    DRAGON PHARMACEUTICAL INC. & SUBSIDIARIES
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2004
                            (Expressed in US Dollars)

                                                             ORIENTAL                           PRO-FORMA            PRO-FORMA
                                                                                                 ADJUST-             CONSOLI-
                                                               WAVE             DRAGON            MENT                 DATED
                                                          ---------------    -------------   ----------------    ------------------

Sales                                                       $ 29,023,130       $3,705,261                             $ 32,728,391
Cost of Sales                                                 16,140,305        1,546,028                               17,686,333
                                                          ---------------    -------------                       ------------------

Gross Profit                                                  12,882,825        2,159,233                               15,042,058

Operating Expenses
    Selling, general and
     administrative expenses                                   5,578,147        3,354,522                                8,932,669
    Depreciation and amortization of fixed assets                278,449          706,941                                  985,390
                                                          ---------------    -------------                       ------------------

    Total operating expenses                                   5,856,596        4,061,463                                9,918,059
                                                          ---------------    -------------                       ------------------

                                                               7,026,229      (1,902,230)                                5,123,999

    Net write off of land-use right and fixed assets                            (937,777)                                (937,777)
    New market and EPO development expenses                                     (246,080)                                (246,080)
    Provision for doubtful debts                                                                                                 -
    Loan interest expense                                      (216,634)          (4,223)                                (220,857)
                                                          ---------------    -------------                       ------------------

Income (Loss) from Operations                                  6,809,595      (3,090,310)                                3,719,285

Other Income (Expenses)
    Interest Income (expense)                                                      41,106                                   41,106
    Other income                                                  61,881        2,106,486                                2,168,367
    Other expense                                               (57,230)                                                  (57,230)
                                                          ---------------    -------------                       ------------------

Income (Loss) before income taxes and minority interest        6,814,246        (942,718)                                5,871,528
  Minority interest
    Income Tax Expense                                         (451,823)                -                                (451,823)
                                                          ---------------    -------------                       ------------------

Net Income (Loss) for the year                                 6,362,423        (942,718)                                5,419,705
                                                          ===============    =============                       ==================
                                                                                                                               $
Net Income (Loss) per share - basic                             $ 127.25         $ (0.05)                                      0.08
                                                          ===============    =============                       ==================
Weighted average number of common shares
outstanding   - basic                                             50,000       20,551,440                               65,053,444
                                                          ===============    =============                       ==================

                    DRAGON PHARMACEUTICAL INC. & SUBSIDIARIES
                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                             As of December 31, 2003
                            (Expressed in US Dollars)


                                                      ORIENTAL                                   PRO-FORMA            PRO-FORMA
                                                        WAVE              DRAGON                 ADJUSTMENT         CONSOLIDATED
                                                  -----------------    --------------          ---------------    ------------------
ASSETS
Current
    Cash and short term securities                     $   515,791       $ 3,126,667                                   $  3,642,458
    Accounts receivable                                  4,267,353         1,265,676                                      5,533,029
    Inventories                                          7,488,085         1,090,464                                      8,578,549

  Due from director                                                                       (a)         500,100               500,100
    Prepaid and deposits                                   119,070           139,595                                        258,665
                                                  -----------------    --------------
                                                                                                                  ------------------
          Total Current Assets                          12,390,299         5,622,402                                     18,512,801
                                                  -----------------    --------------                             ------------------

Fixed Assets                                            37,996,606         2,089,352                                     40,085,958

Other Tangible Assets                                    2,246,452                                                        2,246,452

Other Assets
    Patent rights and Hep B Vaccine                                          500,100      (a)       (500,100)                     -
    Intangible and other assets, net                       493,155         2,924,198      (a)               -             3,417,353
                                                  -----------------    --------------                             ------------------
          Total Other Assets                               493,155         3,424,298                                      3,417,353
                                                  -----------------    --------------                             ------------------

Total Assets                                           $53,126,512       $11,136,052                                    $64,262,564
                                                  =================    ==============                             ==================

LIABILITIES AND STOCKHOLDERS' EQUITY (DIFFICIENCY)
Current Liabilities
   Accounts payables and accrued liabilities          $ 21,519,961        $1,428,257                                   $ 22,948,218
   Notes payable - short-term                              806,763                                                          806,763
   Due to a stockholder and related companies            5,509,135                        (b)     (5,100,000)               409,135
                                                  -----------------    --------------
                                                                                                                  ------------------
          Total Current Liabilities                     27,835,859         1,428,257                                     24,164,116
                                                  -----------------    --------------                             ------------------

Long-term Liabilities
   Long-term account payable                             1,837,182                                                        1,837,182
   Notes payable - long-term                             8,454,106                                                        8,454,106
   Due to related companies                                                               (b)       2,680,000             2,680,000
                                                  -----------------    --------------                             ------------------

          Total Liabilities                             38,127,147         1,428,257                                     37,135,404
                                                  -----------------    --------------                             ------------------

Minority Interest
                                                  -----------------    --------------                             ------------------

Stockholders' Equity (Deficiency)

    Share Capital                                           50,000            20,462      (a)         (5,509)                64,953
    Additional paid in capital                           7,835,865        26,708,870      (a)    (17,016,028)            19,948,707
                                                                                          (b)      2,420,000
    Due from a stockholder                               (228,148)                                                        (228,148)
    Accumulated other comprehensive (loss)                                  (32,007)      (a)          32,007                     -
    Retained earnings (deficit)                          7,341,648      (16,989,530)      (a)      16,989,530             7,341,648
                                                  -----------------    --------------                             ------------------
          Total stockholders' equity                    14,999,365         9,707,795                                     27,127,160
                                                  -----------------    --------------                             ------------------

Total liabilities and equity                           $53,126,512       $11,136,052                                    $64,262,564
                                                  =================    ==============                             ==================


                    DRAGON PHARMACEUTICAL INC. & SUBSIDIARIES
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2003
                            (Expressed in US Dollars)

                                                           ORIENTAL                          PRO-FORMA               PRO-FORMA
                                                             WAVE           DRAGON           ADJUSTMENT            CONSOLIDATED
                                                        ------------        -------           ----------            ------------


Sales                                                   $ 26,086,092     $   3,648,149                              $  29,734,241
Cost of Sales                                             13,817,298         1,184,896                                 15,002,194
                                                       ---------------    ---------------                         ---------------
Gross Profit                                              12,268,794         2,463,253                                 14,732,047

Operating Expenses
    Selling, general and
     administrative expenses                               4,156,373         3,391,430                                  7,547,803
    Depreciation and amortization of fixed assets            540,046           743,080                                  1,283,126
                                                       ----------------   ---------------                       -------------------

    Total operating expenses                               4,696,419         4,134,510                                  8,830,929
                                                       ----------------   ---------------                       -------------------
                                                           7,572,375        (1,671,257)                                 5,901,118


    Net write off of land-use right and fixed assets                          (165,912)                                  (165,912)
    New market and EPO development expenses                                   (216,560)                                  (216,560)
    Provision for doubtful debts                                               (29,450)                                   (29,450)
    Loan interest expense                                                       (6,357)                                    (6,357)
                                                       ----------------   ---------------                       -------------------
Income (Loss) from Operations                               7,572,375       (2,089,536)                                  5,482,839

Other Income (Expenses)
    Interest Income (expense)                                 (32,384)         138,802                                     106,418
    Other income                                               63,675                                                       63,675
    Other expense                                             (19,694)                                                     (19,694)
                                                       ----------------   ---------------                       -------------------

Income (Loss) before income taxes and minority
interest                                                    7,583,972        (1,950,734)                                  5,633,238
    Minority interest
    Income Tax Expense                                                          (44,000)                                   (44,000)
                                                      ------------------  ----------------                       -------------------

Net Income (Loss) for the year                              7,583,972        (1,994,734)                                  5,589,238
                                                       =================  ===============                        ===================

Net Income (Loss) per share - basic                    $       151.68      $      (0.10)                                       0.09
                                                       =================  ===============                        ===================
Weighted average number of common shares
outstanding   - basic                                          50,000         20,348,195                                 64,839,402
                                                       =================  ===============                        ===================

                    Dragon Pharmaceutical Inc. & Subsidiaries
     Notes to Unaudited Pro Forma Combined Consolidated Financial Statements
                  As of December 31, 2004 and December 31, 2003
                            (Expressed in US Dollars)


1.   Basis of Presentation

     The accompanying unaudited pro-forma consolidated financial statements have been prepared by management of Dragon in accordance with generally accepted accounting principles of the United States. In the opinion of the management, the pro-forma consolidated financial statements include all material adjustments necessary for fair presentation in accordance with generally accepted accounting principles of the United States.

     These pro forma consolidated financial statements have been prepared to give effect to Dragon Pharmaceutical, Inc.'s acquisition of Oriental Wave Holding Limited which occurred on January 12, 2005. These pro forma consolidated financial statements are not necessarily indicative of the actual results which would have been attained had the combination been in effect on the date indicated or may be attained in the future.

     These pro forma consolidated financial statements have been prepared from information derived from information derived from the audited consolidated financial statements of Dragon and Oriental Wave as at December 31, 2004 and 2003. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of both Dragon and Oriental Wave for the year, ended December 31, 2004 and 2003.

2.   Share Purchase Agreement and Assumptions

     Pursuant to a Share Purchase Agreement dated June 11, 2004, Dragon agreed to issue 44,502,004 shares of common stock in exchange for 100% of the outstanding shares of Oriental Wave. The acquisition was completed on January 12, 2005. The exchange resulted in the former shareholders of Oriental Wave owning a majority of Dragon's shares and, consequently, accounting principles applicable to a reverse take-over have been applied to record the transaction. Under this basis of accounting, Oriental Wave has been identified as the acquirer and, accordingly, the combined company is considered to be a continuation of the operations of Oriental Wave and include Dragon's accounts from the acquisition date. The pro forma consolidated balance sheets as of December 31, 2004 and 2003 have been prepared as though the acquisition had occurred on December 31, 2004 and the pro forma consolidated statement of operations for the years ended December 31, 2004 and 2003 have been prepared as though the acquisition had occurred on January 1, 2003.

3.   Pro Forma Adjustments

     These unaudited pro forma consolidated financial statements reflect the following pro forma adjustments:

     (a) Adjustment to record acquisition of the net assets of Dragon by Oriental Wave as though the acquisition occurred December 31, 2004. The net assets acquired are:

                    Dragon Pharmaceutical Inc. & Subsidiaries
     Notes to Unaudited Pro Forma Combined Consolidated Financial Statements
                        As of December 31, 2004 and 2003
                            (Expressed in US Dollars)




     Cash and short term securities.........................   $  2,161,781
     Accounts receivable....................................       1382,019
     Inventories............................................        585,565
     Due from director......................................            100
     Prepaid and deposits...................................        100,421
                                                               ------------

        Total Current Assets................................      4,531,192
     Fixed Assets...........................................        873,036
     Other Assets...........................................
     Intangible and other assets, net.......................       2372,207
                                                              -------------
        Total Assets........................................      7,475,129
     Less accounts payables and accrued liabilities.........     (1,548,144)
                                                              --------------
        Net assets acquired................................    $  5,926,985
                                                              ==============

                 .

     (b) Oriental Wave's stockholders agreed to the conversion of 20 million RMB (US$2,420,000) of the debt to equity upon the completion of the acquisition. These pro forma consolidated financial statements reflect this transaction having occurred on December 31, 2004.